SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) March 10, 1999


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 5.  Other Events
         ------------

        In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-8 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


                                                   Contact:  Susan Gaffney
                                                             (302) 774-2698


             DUPONT TAKES STEPS TO EXECUTE LIFE SCIENCES STRATEGY


        WILMINGTON, Del., March 10 - DuPont today announced two strategic efforts to aggressively and rapidly build its life sciences portfolio.

        First, the company said that it is actively seeking alliances with other strong partners in the pharmaceuticals industry. "Our goal is to bring our already solid DuPont Pharmaceuticals to critical mass through strategic alliances," said Charles O. Holliday Jr., DuPont chairman and CEO. "Given the success of our discussions to date, we expect to be able to conclude one or more of these alliances by the end of this year."

        Additionally, the company said its board has authorized actions toward the creation and issuance of a "tracking" stock for its life sciences businesses to give DuPont the financial flexibility to more advantageously participate in industry consolidation trends and expand the portfolio without undue dilution to earnings. Such action would require shareholder approval. The company anticipates that the earliest it could file a registration statement with the Securities and Exchange Commission for the stock would be in late 1999, then requesting shareholder approval in the following quarter.

        Tracking stock - sometimes called targeted or letter stock - is a useful financial tool to companies with distinct businesses that are valued differently by investors. The two classes of common stock would offer investors two investment options in DuPont, while the company would remain unified in its technology and management. Tax consequences of the strategy are currently a subject of legislative debate as part of the Clinton Administration's fiscal 2000 budget.

        "Our governing objective is to increase shareholder value," Holliday said. "Growth toward critical mass in our life sciences portfolio is an imperative. Today's announcement is further evidence of our commitment to transform DuPont into a faster growing, more profitable and less cyclical company."







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        DuPont's life sciences portfolio includes DuPont Pharmaceuticals, Crop
Protection Products and the recently formed Nutrition & Health business. Nutrition & Health includes Protein Technologies International, Qualicon Inc., the alliances with Pioneer Hi-Bred International, and the company's biotech-nology research and development efforts focused on agriculture, food and nutrition.

        Sales in 1998 for DuPont life sciences businesses totaled
$4.3 billion, including the pro rata share of equity affiliate sales. After-tax operating income reached $515 million, excluding nonrecurring charges of $926 million principally related to the write-off of purchased in-process research and development.

        Founded in 1802, DuPont is a global science and technology-based company. DuPont serves worldwide markets including food and nutrition, health care; agriculture, fashion and apparel; home and construction; electronics; and transportation. The company operates in more than 70 countries and has 92,000 employees.

        Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures, financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. Theses statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its Current Report on Form 8-K filed on November 13, 1998, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions of countries in which the company does business; competitive pressures; successful integration of structural changes, including acquisitions, divestitures and alliances; failure of the company or related third parties to become Year 2000 capable; research and development of new products, including regulatory approval and market acceptance.


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3/10/99




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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




March 10, 1999









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